SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Explanatory Note: For purposes of clarity, Cytyc Corporation (“Cytyc” or the “Company”) has set forth in this Current Report on Form 8-K the information required by Item 8.01. Other Events ahead of the information required by Item 7.01. Regulation FD Disclosure.

Item 8.01.	Other Events.

The following information is being disclosed pursuant to Item 8.01 of this Current Report on Form 8-K of Cytyc and shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. In addition, the following information shall be deemed to be incorporated by reference into Cytyc’s filings under the Securities Act of 1933, as amended.

General

On March 14, 2005, Cytyc announced that it had received notice of a partial final award from an arbitration panel regarding a royalty dispute relating to a 1993 license agreement with DEKA Products Limited Partnership (“DEKA”).

The royalty dispute between Cytyc and DEKA has been previously described in Cytyc’s reports filed with the Securities and Exchange Commission (the “Commission”), including most recently in Part I, Item 3 of Cytyc’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission on February 16, 2005.

Background

On November 17, 2003, DEKA initiated arbitration proceedings against Cytyc alleging that Cytyc underpaid royalties due to DEKA pursuant to a cross-license agreement entered into in 1993 (the “1993 DEKA Agreement”). Under the 1993 DEKA Agreement, Cytyc is obligated to pay a one percent royalty on net sales of the ThinPrep 2000 and 3000 Processors plus “…any filter cylinder or similar disposable….” The dispute concerned the method of calculating royalties on the sale of the single use disposable ThinPrep Pap Test kit. The 1993 DEKA Agreement required disputes to be resolved through binding arbitration.

The ThinPrep 2000 and 3000 Processors may be used to prepare both gynecological and/or non-gynecological specimen slides. Cytyc’s gynecological product, the ThinPrep Pap Test, consists of four disposable components sold in a kit: Cytyc’s patented preservative solution and filter, a proprietary microscope slide, and collection devices manufactured for Cytyc by third parties.

With respect to the ThinPrep Pap Test, Cytyc formerly calculated the royalty owed to DEKA based only on the value of the filter, not the full kit. Specifically, Cytyc used a cost-ratio method to derive the portion of ThinPrep Pap Test kit sales price attributable to the filter. DEKA, however, challenged Cytyc’s method of calculating the royalty and sought a one percent royalty on the entire Thin Prep Pap Test kit rather than on just the filter.

DEKA also made claims that Cytyc breached an implied covenant of good faith; engaged in deceptive trade practices; breached an alleged fiduciary duty; and sought treble damages.

The Partial Final Award and Expected Final Award

Cytyc and DEKA appeared at a hearing before the arbitration panel in December 2004. In March 2005, the arbitration panel issued a partial final award in which it agreed with DEKA’s interpretation of the 1993 DEKA Agreement. As a result, Cytyc is required to pay a one percent royalty on the net sales of the full four component ThinPrep Pap Test kit, both for the period from November 17, 2000 to December 31, 2004 (the “Retroactive Royalties”) as well as for future sales. The panel determined that the applicable statute of limitations limited the Retroactive Royalties to sales from November 17, 2000. The panel reserved a decision on the exact amount of the final award of Retroactive Royalties and other costs, if any, pending the submission of royalty calculations by both parties. The panel also awarded DEKA the recovery of audit costs related to the royalty audit conducted after the dispute arose.

As to DEKA’s other claims, with the exception of certain equitable defenses, the arbitration panel found in favor of Cytyc. The panel rejected DEKA’s contentions of bad faith, finding that Cytyc did not act irrationally or in a secretive manner, did not engage in deceptive trade practices and did not breach any fiduciary duties. In addition, the panel rejected DEKA’s claim for treble damages.

As a result of the partial final award, Cytyc will take a pretax charge against first quarter 2005 earnings of approximately $8.0 million, or $0.04 per share. Cytyc believes that this charge, along with existing reserves for this matter, will be sufficient for its estimate of the final award amount payable to DEKA for all Retroactive Royalties and other costs, if any.

Item 7.01.	Regulation FD Disclosure.

The following information and the information contained in Cytyc’s press release attached hereto as Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18. Furthermore, the following information and the information contained in Cytyc’s press release attached hereto as Exhibit 99.1 shall not be deemed to be incorporated by reference into Cytyc’s filings under the Securities Act of 1933, as amended.

The information set forth in Item 8.01 above is incorporated by reference as if fully set forth herein.

A copy of the above-referenced press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference in its entirety into this Section 7.01 of this Form 8-K.

The Anticipated Impact on First Quarter and Full Year 2005 Financial Results

As a result of the partial final award, Cytyc will take a pretax charge against first quarter 2005 earnings of approximately $8.0 million, or $0.04 per share. Cytyc believes that this charge, along with existing reserves for this matter, will be sufficient for its estimate of the final award amount payable to DEKA for all Retroactive Royalties and other costs, if any. Based on the $0.04 impact of this charge, Cytyc is reducing earnings per share guidance for the first quarter 2005 to be in the range of $0.17 to $0.18 and full year 2005 earnings per share guidance to be in the range of $0.89 to $0.96 as a result of this matter. Exclusive of this charge, Cytyc expects that the one percent royalty on future sales of ThinPrep Pap Test disposables to be paid by Cytyc as a result of this award will not be material to its subsequent quarterly financial results.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements. None

(b)	Pro Forma Financial Information. None

(c)	Exhibits.

99.1*	Press Release, dated March 14, 2005

*	The press release attached hereto as Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this press release shall not be deemed to be incorporated by reference into Cytyc’s filings under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan
Chairman, Chief Executive Officer, and President

Date: March 14, 2005

Exhibit Index

99.1	Press Release, dated March 14, 2005